UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 29, 2018

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Lake Robbins Drive, Suite 250 The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 675-2421

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Robert Smith as Chief Executive Officer and as a Director

As previously disclosed in a Current Report on Form 8-K (“Prior 8-K”) that was filed by RiceBran Technologies (the “Company”) on June 26, 2018, Dr. Robert Smith resigned as President and Chief Executive Officer and as a member of the Company’s Board of Directors (“Board”), effective as of September 30, 2018.  Also as previously disclosed in the Prior 8-K, effective as of October 1, 2018, the Board appointed Brent R. Rystrom, the Company’s Executive Vice President, Chief Operating and Chief Financial Officer and Secretary, to serve as the Company’s President and Chief Executive Officer, and appointed Dennis Dykes, the Company’s Vice President and Chief Accounting Officer, to serve as the Company’s Executive Vice President, Chief Financial Officer and Secretary.

Compensation Arrangement for Brent R. Rystrom.

In connection with Mr. Rystrom’s appointment to serve as the Company’s President and Chief Executive Officer, his annual base salary increased to $274,000.  In addition, Mr. Rystrom is eligible to participate in any Company annual bonus program applicable to senior officers and approved by the Company’s Compensation Committee.

On October 1, 2018, the Company granted to Mr. Rystrom a stock option to purchase 150,000 shares of the Company’s common stock at an exercise price per share of $2.86.  37,500 shares subject to the stock option vest on each of the first, second, third and fourth anniversaries of the date of grant.  The stock option was granted pursuant to the Company’s 2014 Equity Incentive Plan (“2014 Plan”).

On October 1, 2018, the Company granted to Mr. Rystrom an award of restricted stock units covering 75,000 shares of the Company’s common stock (“First Rystrom RSU Award”) and an award of restricted stock units covering 255,000 shares of the Company’s common stock (“Second Rystrom RSU Award”, and together with the First Rystrom RSU Award, the “Rystrom RSU Awards”).  Both Rystrom RSU Awards were granted under the 2014 Plan.  The First Rystrom RSU Award vests in part based upon the volume weighted average trading price of the Company’s common stock over sixty-five consecutive trading days (“Vesting Price”).  The First Rystrom RSU Award vests as follows: (i) 10% of the shares subject to the Rystrom RSU Award will vest if the Vesting Price equals or exceeds $5.00 per share, (ii) 30% of the shares subject to the Rystrom RSU Award will vest if the Vesting Price equals or exceeds $10.00 per share and (iii) 60% of the shares subject the Rystrom RSU Award will vest on the later of (a) October 1, 2019 and (b) the date the Vesting Price equals or exceeds $15.00 per share.  The Second Rystrom RSU Award replaces the portion of a restricted stock unit award that previously was forfeited by Mr. Rystrom.  The Second Rystrom RSU Award vests as to all shares subject to the award on the later of (i) October 1, 2019 and (ii) the date the Vesting Price equals or exceeds $15.00 per share.  Mr. Rystrom must provide continuous service to the Company from the date of grant to the date of vesting in order for the restricted stock units subject to a Rystrom RSU Award to vest on that date.  The shares covered by the Rystrom RSU Awards will be issued following vesting as provided in the 2014 Plan and award agreements relating to the Rystrom RSU Awards.

Compensation Arrangement for Dennis Dykes

In connection with Mr. Dykes’ appointment to serve as the Company’s Executive Vice President, Chief Financial Officer and Secretary, his annual base salary increased to $210,000.  In addition, Mr. Dykes is eligible to participate in any Company annual bonus program applicable to senior officers and approved by the Company’s Compensation Committee.

On October 1, 2018, the Company granted to Mr. Dykes a stock option to purchase 100,000 shares of the Company’s common stock at an exercise price per share of $2.86.  25,000 shares subject to the stock option vest on each of the first, second, third and fourth anniversaries of the date of grant.  The stock option was granted pursuant to the 2014 Plan.

On October 1, 2018, the Company granted to Mr. Dykes an award of restricted stock units (“Dykes RSU Award”) under the 2014 Plan covering 250,000 shares of the Company’s common stock.  Other than with respect to the number of shares covered by the Dykes RSU Award, the terms of the Dykes RSU Award are the same as the terms of the First Rystrom RSU Award.

Election of David Chemerow to the Board of Directors

On September 29, 2018, the Board elected David Chemerow, 67, to the Board, effective as of October 1, 2018.  From August 2016 to September 2017, Mr. Chemerow served as the Chief Financial Officer and Treasurer of comScore, Inc., a digital data and analytics company, and from January 2016 to August 2016, Mr. Chemerow served as the Chief Revenue officer of comScore, Inc. Mr. Chemerow served as the Chief Operating Officer and Chief Financial Officer of Rentrak Corporation, a media measurement and advanced consumer targeting company, from October 2009 until Rentrak Corporation was merged into comScore, Inc. in January 2016.  From 2005 through September 2009, Mr. Chemerow was Senior Vice President and Chief Financial Officer at Olympus Media, LLC, which specializes in the sale of outdoor advertising. From 2003 to 2004, Mr. Chemerow was the Chief Operating Officer for TravelCLICK, Inc., which helps hotels maximize profit from electronic channels. From 2002 to 2003, he was the Chief Operating Officer of ADcom Information Services, Inc., which provided ratings for viewership of TV programs to cable operators. From 1990 to 2000, Mr. Chemerow served in senior executive roles in several media companies, including as Executive Vice President, Finance and Operations and Chief Financial Officer of Playboy Enterprises, Inc., a global media and lifestyle company, President and Chief Operating Officer of GT Interactive Software Corp., a publisher of computer games, and President and Chief Executive Officer of Soldout.com, Inc., which specializes in sold-out and hard-to-obtain tickets and personalized entertainment packages for sports, theater, cultural and other events. Mr. Chemerow previously served as the non-executive Chairman of the Board of Playboy Enterprises, Inc. and is a member of the board of directors of Dunham’s Athleisure Corporation, a sporting goods retailer.  Mr. Chemerow is a graduate of Dartmouth College and holds an MBA from The Amos Tuck School.

Mr. Chemerow will receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors. A description of the Company’s non-employee director compensation appears under the caption “Director Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2018. Mr. Chemerow has also entered into the Company’s standard form of indemnification agreement.  Mr. Chemerow also will serve on the Board’s audit committee.

Election of Brent Rystrom to the Board of Directors

On September 29, 2018, the Board elected Brent Rystrom to the Board to fill the vacancy created by Dr. Smith’s resignation, effective as of October 1, 2018.  Mr. Rystrom, 55, has served as the Company’s President and Chief Executive Officer since October 1, 2018, the Company’s Chief Operating Officer since January 2018 and the Company’s Chief Financial Officer and Secretary from March 2017 until October 2018.  Mr. Rystrom brings over 25 years of business finance experience, including over 20 years of service as a director of research and senior financial analyst for several investment banking firms, including Piper Jaffray and Feltl & Company.  From 2009 until March 2017, Mr. Rystrom served as director of research for Feltl & Company, a regional investment banking firm headquartered in Minnesota, where he managed research, institutional sales, and trading departments while providing research coverage on consumer products, retail and agriculture companies ranging from micro to large capitalization.  Over his 11 years of service at Piper Jaffray he was named a Wall Street Journal “Best on the Street” analyst and a “Top 10” Retailing Industry Analyst from Reuter’s. Since 1997, Mr. Rystrom has also successfully acquired and managed a large portfolio of personal agricultural real estate assets, and from 2011 through 2015, he served on the customer advisory board of AgStar, a $10 billion agricultural bank based in Minnesota.  Mr. Rystrom holds a degree in business finance from St. Thomas University.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of RSU Award Agreement for 2014 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: October 3, 2018	By:	/s/ Brent R. Rystrom

Brent R. Rystrom,
Chief Executive Officer
(Duly Authorized Officer)